Exhibit 32.2

Certification by the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes Oxley Act Of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, the undersigned officer of Bunge Limited, a Bermuda limited liability company (the “Company”), does hereby certify that, to the best of such officer’s knowledge:

(1)                                 The accompanying Report of the Company on Form 10-K for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 28, 2017

/s/ THOMAS M. BOEHLERT
Thomas M. Boehlert
Chief Financial Officer